UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2019

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of C. Bruce Corkern

On December 6, 2019, C. Bruce Corkern formally notified EastGroup Properties, Inc. (the “Company”) that he would be retiring from his position as the Company’s Senior Vice President, Chief Accounting Officer and Secretary of the Company, effective as of the close of business on May 29, 2020.  Mr. Corkern’s departure is not related to any issues involving the Company’s financial results, business practices, internal controls or financial reporting.

Appointment of Staci H. Tyler as Chief Accounting Officer

On December 6, 2019, the Company’s Board of Directors appointed Staci H. Tyler to the position of Senior Vice President, Chief Accounting Officer and Secretary, effective upon Mr. Corkern’s retirement. Ms. Tyler, age 38, has served as the Company’s Controller since 2017 and Vice President since 2010. Ms. Tyler joined the Company in 2007 as Assistant Controller. Ms. Tyler is a Certified Public Accountant and earned her Master and Bachelor of Accountancy degrees from The University of Mississippi.

It is expected that Ms. Tyler will enter into a severance and change in control agreement with the Company on terms consistent with those in the severance agreements between the Company and its other senior vice presidents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         December 9, 2019

EASTGROUP PROPERTIES, INC.

By: /s/ BRENT W. WOOD
Brent W. Wood Executive Vice President, Chief Financial Officer and Treasurer

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